Exhibit 10.1
STOCK PURCHASE AGREEMENT
          This Stock Purchase Agreement (this “Agreement”) is dated as of September 19, 2006, among CHANGING WORLD TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and HCM-CWT INVESTMENTS I, LLC (“Investor”).
          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to Investor, and Investor desires to purchase from the Company 25,000 shares (the “Shares”) of common stock, par value $.01 (the “Common Stock”) of the Company.
          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:
1. Purchase and Sale of the Shares. The Company hereby issues, sells and delivers to Investor and Investor hereby purchases, and accepts delivery of, the Shares.
2. Closing.
     2.1 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at 10:00 a.m., New York City time, on the date hereof (the “Closing Date”), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto.
     2.2 Company Closing Deliveries. At the Closing, the Company shall deliver the following to Investor:
          (a) A copy of the certificate of incorporation of the Company, as in effect immediately prior to the Closing, certified by its chief executive officer as being in effect as of the Closing Date;
          (b) A copy of the by-laws of the Company, certified by its chief executive officer as being in effect as of the Closing Date; and
          (c) A stock certificate issued to Investor representing the Shares to be delivered to Investor; provided that the Company may deliver such certificate to Investor within (5) days following the Closing in the event such certificate is not available for issuance on or prior to the Closing.
     2.3 Investor Closing Deliveries. At the Closing, Investor shall deliver the following to the Company:
          (a) $2,000,000 (the “Purchase Price”) by wire transfer of immediately available funds to an account designated by the Company; and
          (b) A duly executed counterpart signature page to the Company’s stockholders agreement in the form attached hereto as Exhibit A (the “Stockholders Agreement”) agreeing to be bound by the terms thereof (as supplemented in Section 5.7 hereof).

3. Representations and Warranties of the Company. The Company represents and warrants to Investor as follows in this Section 3.
     3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (a) own, lease and operate its properties, (b) carry on its business as currently conducted by it and (c) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. True and complete copies of the certificate of incorporation of Company and all amendments thereof (the “Certificate of Incorporation”), and of the by-laws of the Company, as amended to date (the “By-Laws”), have heretofore been furnished to Investor.
     3.2 Capitalization. After giving effect to the transactions contemplated herewith and taking into account, among other things, any and all anti-dilution rights of other stockholders of the Company relating to or arising from the sale of the Shares, the authorized capital of the Company will consist of (i) 4,500,000 shares of Common Stock, of which 2,711,821.838 shares are issued and outstanding, 214,416 shares are reserved for issuance under options and warrants which are issued and outstanding, 90,785 shares are reserved for issuance under options to be granted under the Company’s stock option plan, and 195,081 shares are reserved for issuance upon the conversion of the Series A Preferred Stock, and (ii) 445,081 shares of preferred stock, of which 195,081 shares are designated as Series A Preferred Stock, of which 195,081 shares are issued and outstanding, and of which 250,000 shares are undesignated. As a result of the transactions contemplated hereby, the Company is not obligated to issue any shares of Common Stock in respect of anti-dilution rights in favor of any shareholders of the Company. Except as described on Schedule 3.2 and as set forth above, (a) no shares of Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of the Company or other securities of the Company convertible or exchangeable at any time into equity securities of the Company; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of the Company; (d) the Company is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of the Company at any time under options, subscriptions, warrants, preemptive rights, anti-dilution rights or other rights or obligations; (e) as of the Closing Date and immediately thereafter, no individual or entity has, or may be entitled to, any rights to cause the Company to register any shares of capital stock held by them, other than pursuant to the Series A SPA, the Exchange Agreement and the Goldman SPA (each as defined below); and (f) the Company has not been party to any agreement, arrangement or understanding with respect to the issuance by the Company of shares of capital stock of the Company other than (i) the Securities Purchase Agreement between the Company and the investors set forth on Schedule A annexed thereto, dated as of October 24, 2002 (the “Series A SPA”), (ii) the Securities Exchange Agreement between the Company and Conagra Foods, Inc., dated as of July 21, 2005 (the “Exchange Agreement”), (iii) the Stock Purchase Agreement between the Company and Gas Research Institute, dated as of February 28, 2003, (iv) the Agreement between the Company and CWT Venture Group I LLC, CWT Venture Group II LLC and Eizel 33, LLC, dated as of October 6, 1998, (v) the Stock Purchase Agreement between the Company and GSFS Investments I Corp. (“Goldman”), dated September 30, 2005 (the “Goldman SPA”), (vi) various subscription agreements of the Company in substantially the form attached hereto as Exhibit B, and (vii) pursuant to the Company’s 2002 Stock Option Plan. Each stockholder of the Company has executed a counterpart signature page to the Stockholders Agreement in the form attached hereto as Exhibit A, or to a more restrictive form of such stockholders agreement.
     3.3 Issuance of the Shares. The issuance, sale and delivery of the Shares has been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, shall be duly and validly authorized and issued, fully paid and nonassessable, and shall not be subject to any liens, encumbrances, rights of first refusal, claims or security interests, other than arising pursuant to applicable law (including securities laws) (collectively, “Liens”) and the Stockholders Agreement.
     3.4 Authority. The execution and delivery by the Company of this Agreement and of all of the agreements and other documents to be executed and delivered by the Company pursuant hereto (collectively, the “Company Documents”), the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and the Company has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by the Company, each of the Company Documents will be, in each case assuming such documents are duly executed by the other parties thereto, the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.
     3.5 Noncontravention. Neither the execution and delivery by the Company of this Agreement or the Company Documents, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by the Company of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Company, each as amended to date, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of the Company’s or any of its Subsidiary’s assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument (other than such consents, approval or notices that are obtained or delivered prior to the Closing), or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Liens upon any of the Company’s or its Subsidiaries’ assets or the Common Stock, or (e) interfere with or otherwise adversely affect the ability of the Company or its Subsidiaries to carry on their business after the Closing Date on substantially the same basis as it is now conducted or as proposed to be conducted.

     3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or its Subsidiaries is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares hereunder, except such as has already been obtained.
     3.7 Litigation. Except as set forth on Schedule 3.7, there are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to the Company’s knowledge, threatened, adverse to the Company or its Subsidiaries, the transactions contemplated hereby or the business of the Company or its Subsidiaries or any of the assets of the Company or its Subsidiaries. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to the Company or its Subsidiaries, this Agreement, the transactions contemplated hereby, the business of the Company or its Subsidiaries or any of the assets of the Company or its Subsidiaries, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit in any respect any business practice of the Company or its Subsidiaries in any area or (b) otherwise adverse to the business, condition, affairs, assets, capital stock or prospects of the Company or any of its Subsidiaries, financially or otherwise, nor, to the Company’s knowledge, is the Company aware that there is any basis for the foregoing.
     3.8 No Violation of Law. Except as set forth on Schedule 3.8, to the knowledge of the Company, neither the Company nor its Subsidiaries are engaging in any activity or omitting to take any action as a result of which it is in violation of any material law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Company or its Subsidiaries, the business of the Company or its Subsidiaries or any assets of the Company or its Subsidiaries, including, but not limited to, those relating to: occupational safety and health matters; issues of environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use laws and regulations.
     3.9 Subsidiaries. There are no direct or indirect subsidiaries of the Company, other than (i) Resource Recovery Corporation, (“RRC”) a Delaware corporation, (ii) Thermal Depolymerization Process LLC, (“TDP”) a Delaware limited liability company, and (iii) Renewable Environmental Solutions, LLC, (“RES”) a Delaware limited liability company (together with RRC and TDP, the “Subsidiaries”). 100% of the capital stock of RRC and 100% of the total membership interests of RES and TDP are owned by the Company, free and clear of all Liens.
     3.10 Financial Statements. The Company has furnished to Investor the audited balance sheet of the Company as of December 31, 2005 and the related audited statements of income (loss), shareholders’ equity and changes in financial position for the fiscal year then ended and its unaudited balance sheet and related statements of income (loss), shareholders’ equity and changes in financial position for the period ending June 30, 2006 (collectively, the “Financial Statements”). The Financial Statements: (a) are true, correct and complete; (b) have been prepared in accordance with the books and records of the Company; (c) present fairly the consolidated financial condition and consolidated operating results of the Company as of the dates and for the periods indicated; and (d) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis except for year-end audit adjustments and the absence of footnotes required under GAAP in the case of the unaudited financial statements. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with GAAP.
     3.11 Absence of Changes. Except as otherwise set forth on Schedule 3.11, since December 31, 2005, there has not been (i) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Company or its Subsidiaries; (ii) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company or its Subsidiaries, other than (a) liabilities incurred in the ordinary course of business and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in the case of both clauses (a) and (b), individually or in the aggregate, are not material to the financial condition or operating results of the Company or its Subsidiaries; (iii) any material asset or property of the Company or its Subsidiaries made subject to a Lien of any kind; (iv) any waiver of any material valuable right of the Company or its Subsidiaries, or any cancellation of any material debt or claim held by the Company or its Subsidiaries; (v) any sale, assignment or transfer of any tangible or intangible material asset of the Company or its Subsidiaries, except for sales, assignments or transfers in the ordinary course of business; (vi) any loan by the Company or its Subsidiaries to any officer, director, employee, consultant or shareholder of the Company or its Subsidiaries, or any agreement or commitment therefor other than routine travel or relocation advances, or loans made in the ordinary course of business; (vii) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, business or prospects of the Company or its Subsidiaries; (viii) any change in the accounting methods, practices or policies followed by the Company or its Subsidiaries, including any change in depreciation or amortization policies or rates; or (ix) any off-balance sheet transactions.
     3.12 Property and Assets. The Company does not own any real property. The Company owns or has a valid leasehold interest in, all of the material properties and assets, used by it or located on its premises, including all properties and assets reflected in the Financial Statements, and except those disposed of since the date thereof in the ordinary course of business; none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those material terms which are described in the Financial Statements. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its businesses as presently conducted. Neither the Company nor any of its Subsidiaries are bound by, or subject to, any contract, agreement, arrangement or understanding that limits or restricts in any way the ability of any affiliates of the Company to conduct or engage in any business activities, except which are not material to the Company and its Subsidiaries, taken as a whole.
     3.13 Intellectual Property. The Company or its Subsidiaries own or have a valid license to use, or has a pending application for, all trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property, including, without limitation, rights to a technology known as Thermo-

Depolymerization and Chemical Reformer (collectively, the “Intellectual Property”) that are required to conduct the Company’s business and operations as now conducted and as proposed to be conducted, all of which are, to Company’s knowledge, valid and in good standing and uncontested. Except as set forth on Schedule 3.13, the Company and its Subsidiaries have not received any notice or demand alleging that the Company or its Subsidiaries are infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property of any other person or entity, and there is no claim, proceeding or action pending or, to the knowledge of the Company, threatened, with respect thereto. Except as set forth on Schedule 3.13, to the Company’s knowledge, no person or entity is infringing upon the rights or ownership interest of the Company or its Subsidiaries in the Intellectual Property.
     3.14 Taxes. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid.
     3.15 Insurance. The Company maintains such types and amounts of insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons or entities engaged in the same or similar business as the Company.
     3.16 Securities Laws. Based in part upon the representations of Investor, the issuance, sale and delivery of the Shares pursuant to this Agreement and the Certificate of Incorporation of the Company shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).
     3.17 Related Party Transactions. (a) Set forth on Schedule 3.17(a) is a true and complete list of all obligations and transactions (i) between the Company and its Subsidiaries, on the one hand, and any affiliate of the Company and its Subsidiaries, on the other hand, or (ii) between the Company and its Subsidiaries, on the one hand, and any of the officers, directors, equity holders or employees, or any of the affiliates or associates (each term as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company and its Subsidiaries, on the other hand. Except as set forth on Schedule 3.17(a), to the knowledge of the Company, no officer or director of the Company or person who owns at least 5% of the outstanding equity of the Company (nor any parent, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has, (i) any interest or involvement in any entity which provided or sold, or provides or sells, services or products which any of the Company or its Subsidiaries provides or sells, or proposes to provide or sell or (ii) any interest or involvement in any entity which purchases from or sells or provides to, any of the Company or its Subsidiaries, any goods or services; provided, that ownership of no more than five percent of the outstanding voting stock of a publicly traded corporation in and of itself shall not be deemed an interest in any entity for purposes of this Section 3.17.

     (b) Each transaction set forth on Schedule 3.17(a) is on terms that are, in the Company’s reasonable estimation, at least as favorable to the Company as would be available with independent third parties dealing at arms’ length.
     3.18 Brokers; Commissions; Investment Banking Services.
          (a) None of the Company or its Subsidiaries or any of their respective officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions with Investor contemplated by this Agreement.
          (b) Except as set forth on Schedule 3.18, none of the Company or its Subsidiaries is a party to any contract obligating the Company or any of its Subsidiaries to pay commissions or fees to any party in connection with the issuance or sale of any shares of capital stock or other securities of the Company or any of its Subsidiaries.
          (c) Except as set forth on Schedule 3.18, none of the Company or its Subsidiaries is a party to any contract which grants rights to any third party with respect to the performance of investment banking services for the Company or its Subsidiaries, including, without limitation, with respect to the sale of the Company or a public offering, including an initial public offering, of securities of the Company or its Subsidiaries.
4. Representations and Warranties as to Investor. Investor represents and warrants to the Company as follows:
     4.1 Investment. Investor is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with a present intention of distributing or selling the same, except for distributions or sales pursuant to a registration statement or in which an exemption from registration exists for any such distribution or sale.
     4.2 Authority. The execution and delivery by Investor of this Agreement and of all of the agreements and other documents to be executed and delivered by Investor pursuant hereto (collectively, the “Investor Documents”), the performance by Investor of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Investor, and Investor has all necessary power and authority with respect thereto. This Agreement is, and when executed and delivered by Investor, each other Investor Document will be, the valid and binding obligation of Investor enforceable in accordance with the respective terms thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.
     4.3 Experience. Investor acknowledges that (i) an investment in the Shares is highly speculative and involves a high degree of risk and that Investor can bear the loss of its investment hereunder and (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

     4.4 No Market for the Shares. Investor understands that there is no market for any of the Shares nor is there any assurance that one will develop in the near future, and that the Shares have limited transferability.
     4.5 Accredited Investor. Investor is an “Accredited Investor” within the definition set forth in Rule 501(a) of the Securities Act.
     4.6 Legend. Investor understands that the certificate(s) representing the Shares and will bear a restrictive legend thereon substantially as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”
          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in reasonably acceptable form to the Company’s counsel, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder represents to the Company that such holder’s counsel has advised holder that the Shares can be sold, assigned or transferred pursuant to Rule 144(k) under the Securities Act.
5. Covenants
     5.1 Information Rights.

          (a) If the Company delivers any regularly prepared reports to Conagra Foods, Inc. (whether pursuant to the Exchange Agreement or otherwise) or to Goldman (pursuant to the Goldman SPA or otherwise) regarding the Company’s or its Subsidiaries’ corporate financial condition, the Company will deliver the same reports and statements to Investor simultaneously.
          (b) The Company shall deliver to Investor (to the extent that the Company has not delivered the reports to Investor under Section 5.1(a)) any annual or quarterly financial statements or reports of the Company and its Subsidiaries on a consolidated basis prepared from time to time by or on behalf of the Company promptly after such financial statements or reports are provided or made available to Conagra Foods, Inc. or Goldman.
          (c) The rights in this Section 5.1 shall terminate upon the earlier of the initial public offering of securities of the Company or any time at which the Company is otherwise required to file public periodic reports with any governmental authority.
     5.2 Restrictions on Transfer. Investor agrees that it will not sell, assign or transfer the Shares in violation of the Securities Act, or any other applicable state or foreign securities laws (“Other Securities Laws”) and understands that it cannot sell, assign or transfer the Shares unless the Shares are registered under the Securities Act or Other Securities Laws or an exemption from such registration is applicable to such sale, assignment or transfer.
     5.3 Holdback. In the event of any registration of shares of Common Stock in connection with an underwritten public offering, Investor agrees not to effect any sale of any shares of Common Stock or any common stock equivalents (in each case, other than as part of such public offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration statement) or during the period after such effective date as reasonably required by the managing underwriter of an underwritten offering, but in no event longer than the earlier of (i) the shortest period applicable to the officers, directors and stockholders (other than the holders of the Shares) holding 5% or more of the capital stock of the Company or (ii) 180 days; provided, that, notwithstanding the foregoing, Investor may sell up to 0.5% of the total outstanding shares of Common Stock during such time.
     5.4 Expenses. Each party shall pay all of its own costs in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.
     5.5 Right of First Offer.
          (a) Subject to the terms and conditions set forth below, from the date hereof until such time as the Company effectuates an offering of its Common Stock to the public, Investor shall have the right of first offer to purchase, on a pro rata basis, any Additional Stock which the Company may, from time to time, propose to issue and sell. Investor’s pro rata share, for purposes of this right of first offer, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by Investor, by (y) the total number of shares of outstanding Common Stock on a fully-diluted basis. The failure by Investor to exercise its right of first offer with respect to any particular issuance shall not affect in any way such right with respect to any subsequent issuance.
          (b) The term “Additional Stock” shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Company’s treasury, but shall not include (i) securities offered to the public pursuant to a registration statement approved by the Board of Directors of the Company and filed with the Commission for a public offering and sale of securities of the Company, (ii) securities issued for the acquisition of another corporation or other entity by merger, purchase of all or substantially all of the assets of such other corporation or other entity or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such other corporation or entity; provided that such transaction is approved by a majority of the disinterested directors of the Company, (iii) options to purchase up to 75,000 shares (as equitably adjusted for stock split, stock dividend, conversion or reclassification) of Common Stock pursuant to the Company’s 2002 Stock Option Plan and any options to purchase shares of Common Stock issued pursuant to the Company’s future stock option plans or similar plans approved by the Board of Directors and the stockholders of the Company, but only to the extent that not more than 15% of the options to purchase Common Stock subject to any one such plan are issued to any one person or entity (including his or its respective affiliates, as the case may be), (iv) securities issued as a result of any stock split, stock dividend, conversion or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock, (v) securities issued as a result of any stock split, stock dividend or reclassification of Series A Preferred Stock, (vi) securities issued to any unaffiliated and independent third party lenders pursuant to any bank financing arrangement approved by the Board of Directors (including any securities issued upon exercise of such securities), (vii) securities sold to stockholders of the Company pursuant to a general rights offering to all stockholders, offered on a pro rata basis, (viii) securities issuable upon exercise of options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock that are currently outstanding, (ix) securities issued to directors of the Company solely as compensation for service to the Company as a director up to a maximum of 10,000 shares of Common Stock (as equitably adjusted for stock split, stock dividend, conversion or reclassification), (x) securities issued upon exercise or conversion of any Additional Stock, (xi) securities issued in connection with any anti-dilution rights of any other stockholder of the Company or (xii) securities sold pursuant to an offering or series of offerings of securities of the Company up to an aggregate amount of $15,000,000.
          (c) In the event the Company intends to issue any Additional Stock, it shall give Investor written notice (“First Offer Notice”) of such intention, describing the type of Additional Stock to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Investor shall have twenty (20) days (unless a shorter period of time is agreed upon by Investor) from the date of any such First Offer Notice (the “Initial Exercise Period”) to agree to purchase its pro rata share of such Additional Stock for the purchase price and upon the terms and conditions specified in the Company’s First Offer Notice by giving written notice to the Company stating the quantity of Additional Stock to be so purchased. In the event there is a material change in the terms upon which Additional Stock is offered by the Company following delivery of the First Offer Notice, the Company will issue a new First Offer Notice and Investor will have the longer of (i) the remainder of the Initial

Exercise Period or (ii) ten (10) days from the date of issuance of the new First Offer Notice to deliver a new notice of irrevocable acceptance to purchase the Additional Stock on the new terms specified in such new First Offer Notice.
          (d) If Investor does not elect to purchase all of the Additional Stock so offered, the Company shall have the right to sell the unsold Additional Stock to any third party within ninety (90) days after the date of the First Offer Notice at a purchase price not less than, and upon terms and conditions not more favorable than, the purchase price and terms and conditions set forth in the First Offer Notice. If the Company shall not sell all of the Additional Stock within such ninety (90) day period, such Additional Stock shall again be subject to the terms, conditions and restrictions set forth in this Section 5.5.
          (e) For convenience in administration, the Company may offer and sell Additional Stock covered by the right provided in Section 5.5 without first offering such securities to Investor, so long as Investor is given prior notice of such sale and the opportunity to purchase its pro rata amount (which shall be calculated after giving effect to such issuance to Investor of its pro rata amount) within twenty (20) days after the close of the sale of the Additional Stock.
     5.6 Disclosure of Investment; Press Releases. The Company, on the one hand, and Investor, on the other hand, agree that they will not, (a) except as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority, stock exchange or court or as required by law, and in the case of Investor only, other than to affiliates, members or co-investors of Investor and employees of Investor or its affiliates, members or co-investors, publicly disclose the transactions contemplated by the Agreement or any of the terms hereof without the prior consent of Investor, on the one hand, and the Company, on the other hand, or (b) use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of such party; provided, however, that Investor may describe the transactions contemplated hereby in any promotional literature prepared by or on behalf of Investor. From and after the date hereof, neither the Company nor any of its Subsidiaries will represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Investor or any of its affiliates without the prior written consent of Investor.
     5.7 Stockholders Agreement. Notwithstanding the terms of the Stockholders Agreement, the Company agrees not to exercise its right of first refusal (and Investor shall not have to comply with Article III of the Stockholders Agreement) with respect to the Shares to the extent that Investor Transfers (as defined in the Stockholders Agreement) the Shares to any of its Affiliates (as defined in the Stockholders Agreement). For avoidance of doubt, if the Company does not exercise its option to purchase the Shares for any proposed Transfer by Investor pursuant to which Article III of the Stockholders Agreement applies, such Transfer will be deemed a permissible Transfer under Section 2.3 thereof.

6. Miscellaneous.
     6.1 All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses:

If to the Company, to:	Changing World Technologies, Inc.
460 Hempstead Avenue
West Hempstead, New York 11552
Attn: President

with a copy to:

Michael A. King
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, NY 10153

If to Investor, to:	Neil Z. Auerbach
HCM-CWT Investments I, LLC
15 Langeries Drive
Monsey, New York 10952

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attn: Stephanie R. Breslow
     6.2 This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of Investor and the Company (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (2) waives any objection which Investor or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Investor and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon Investor or the Company, as the case may be, mailed by certified mail to Investor’s address or the Company’s address, as the case may be, set forth in Section 6.1 above shall be deemed in every respect effective service of process upon Investor or the Company, as the case may be, in any such suit, action or proceeding.
     6.3 Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.
     6.4 Except for an assignment by Investor of its rights and obligations hereunder to any of its Affiliates (as defined in the Stockholders Agreement), this Agreement is not assignable by either party hereto without the consent of the other party hereto. The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.
     6.5 Each of the parties hereto hereby agrees that representations and warranties made by or on behalf of it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date.
     6.6 The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
     6.7 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.
[Signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CHANGING WORLD TECHNOLOGIES, INC.

By: Name:	/s/ Brad Aldrich Brad Aldrich
Title:	President

INVESTOR:

HCM-CWT INVESTMENTS I, LLC

By:	Hudson Capital Management, LLC,
its Managing Member

By: Name:
Title: